Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$2,079,360
Unrealized Gain (Loss) on Market Value of Futures	8,255,640
Interest Income	2,747
Total Income (Loss)	$10,337,747

Expenses
Investment Advisory Fee	$71,971
Tax Reporting Fees	22,400
Audit fees	11,200
Legal fees	5,600
NYMEX License Fee	2,783
Brokerage Commissions	1,107
Non-interested Directors' Fees and Expenses	614
SEC & FINRA Registration Expense	560
Prepaid Insurance Expense	391
Total Expenses	$116,626
Net Gain (Loss)	$10,221,121

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/10	$151,616,160
Net Gain (Loss)	10,221,121

Net Asset Value End of Period	$161,837,281
Net Asset Value Per Unit (4,100,000 Units)	$39.47

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502